UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement for Acquisition of Royal Adhesives & Sealants

On September 2, 2017, H.B. Fuller Company (“we”, “us” or “our”) and HBF Windsor Holding Co., a newly formed wholly owned subsidiary of ours (the “Purchaser”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with ASP Royal Acquisition Corp. (“Royal”) and ASP Royal Holdings LLC (“Seller”), pursuant to which the Purchaser would acquire Royal from Seller, an affiliate of American Securities LLC. Royal is a leading global, pure-play manufacturer of specialty adhesives and sealants.

At closing, the Purchaser would acquire all of the outstanding equity interests of Royal for a base purchase price, payable in cash at closing, of $1.575 billion. The base purchase price will be subject to adjustment for cash, debt, and working capital at closing and certain other items. As a result of the closing, Royal would become our indirect wholly owned subsidiary. We currently intend to finance the purchase price and related transaction expenses and refinance certain of our and Royal’s existing indebtedness through a new senior secured syndicated term loan facility, a public offering of new senior notes, other financing alternatives, or some combination of the foregoing. However, our obligations under the Stock Purchase Agreement are not conditioned upon the receipt of financing.

Closing of the transaction is subject to limited, customary closing conditions. These include, among other things, the expiration or termination of any waiting period applicable under the Hart-Scott Rodino Act and the receipt of antitrust approval in Germany. The parties are obligated to use their reasonable best efforts to promptly satisfy such conditions. We currently anticipate that the closing will occur during October 2017.

The Stock Purchase Agreement contains certain limited termination rights for all parties, including, among others, the right to terminate if the transaction is not completed by March 2, 2018. In certain specified circumstances, upon termination of the Stock Purchase Agreement by the Seller, including a termination by the Seller for our breach, we will be required to pay the Seller a termination fee equal to $78.75 million.

The Stock Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties made by Seller and Royal and most covenants made by Seller in the Stock Purchase Agreement will terminate at the closing and, in general, we will not have recourse against the Seller or any of its affiliates for a breach or violation of such representations

Commitment Letter for Financing

Also on September 2, 2017, in connection with entry into the Stock Purchase Agreement, we entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”). Pursuant to the Commitment Letter, Morgan Stanley has committed to (1) provide a 364-day senior unsecured bridge term loan credit facility (the “Bridge Term Facility”) in an aggregate principal amount of $2.105 billion to fund our acquisition of Royal, the payment of related transaction expenses, and the refinancing of certain of our and Royal’s existing indebtedness in connection with the closing and (2) unless we obtain the requisite consent from the lenders under our existing $400 million senior unsecured revolving credit facility (the “Existing Revolving Facility”) in respect of amendments to permit the Royal acquisition and related financings, provide a replacement secured revolving credit facility in an aggregate principal amount of $400 million to refinance the Existing Revolving Facility in full. Morgan Stanley’s commitments are subject to customary conditions that include, among other things, the absence of a material adverse effect having occurred with respect to Royal and the negotiation and execution of satisfactory definitive documentation, and other customary closing conditions. The Commitment Letter contains customary representations, warranties, covenants and other provisions. Any permanent debt or equity financing we obtain will reduce the amount of the commitment under the Commitment Letter. We intend to draw on the Bridge Term Facility only if and to the extent such permanent financing is not obtained at or prior to the closing of the Royal acquisition.

*        *        *

The foregoing summaries of the Stock Purchase Agreement and the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed with this report as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

The Stock Purchase Agreement and the Commitment Letter are included with this filing only to provide investors with information regarding their terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in the Stock Purchase Agreement or the Commitment Letter, or any descriptions thereof, as characterizations of the actual state of facts or the actual condition of the parties, their affiliates, or their respective business. The representations, warranties, and covenants in each such agreement (1) were made only for purposes of such agreement and solely for the benefit of the parties thereto, (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties thereto, including being subject to confidential disclosure schedules that modify, qualify and create exceptions to such representations, warranties and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties thereto instead of establishing matters of fact.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This communication contains forward-looking statements, including statements relating to the completion of the transaction. Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including (1) risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all, the risk that conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied, and the risk that the transaction may be terminated in circumstances requiring us to pay the $78.75 million termination fee; (2) the transaction may involve unexpected costs, liabilities or delays; (3) our business or stock price may suffer as a result of uncertainty surrounding the transaction; (4) we may be unable to secure the financing necessary for the transaction on favorable terms, or at all; (5) the substantial amount of debt we would incur to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions to be contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; (6) various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; (7) we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; (8) we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; (9) following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (10) the outcome of any legal proceedings related to the transaction; (11) we may be adversely affected by other economic, business, and/or competitive factors; (12) risks that the pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction; and (13) the risks described from time to time in our reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 3, 2016, subsequent Quarterly Reports on Form 10-Q and in other of our filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Item 7.01	Regulation FD Disclosure

Copies of the our press release announcing the execution of the Stock Purchase Agreement and a presentation to investors regarding the Royal acquisition are filed with this report as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to liability under Section 18 of the Exchange Act, or deemed to be incorporated by reference into our filings under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

No.	Description

2.1	Stock Purchase Agreement, dated as of September 2, 2017, by and among H.B. Fuller Company, HBF Windsor Holding Co., ASP Royal Acquisition Corp., and ASP Royal Holdings LLC*

10.1	Commitment Letter, dated as of September 2, 2017, by and among H.B. Fuller Company and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated September 4, 2017

99.2	Investor Presentation

*	Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

Date: September 5, 2017	By:	/s/ John. J. Corkrean
John J. Corkrean
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Stock Purchase Agreement, dated as of September 2, 2017, by and among H.B. Fuller Company, HBF Windsor Holding Co., ASP Royal Acquisition Corp., and ASP Royal Holdings LLC *

10.1	Commitment Letter, dated as of September 2, 2017, by and among H.B. Fuller Company and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated September 4, 2017

99.2	Investor Presentation

*	Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.